Exhibit 99.1

          U.S. Physical Therapy Announces Fourth Quarter and
                     Year 2003 Financial Results

    HOUSTON--(BUSINESS WIRE)--March 4, 2004--U.S. Physical Therapy, Inc. (NasdaqNM:USPH), a national operator of physical and occupational therapy outpatient clinics, today reported results for the fourth quarter and year-ended December 31, 2003.
    On January 20 the Company announced that, based on preliminary internal unaudited financial information, it expected to report $0.10 to $0.12 diluted earnings per share for the fourth quarter and $0.59 to $0.61 diluted earnings per share for the year 2003. Final figures released today are consistent with those in the announcement.

    Fourth Quarter 2003 vs. Fourth Quarter 2002

    -- Net revenues rose 8.4 percent to $26.7 million, from $24.6 million, due to an 8 percent increase in patient visits to 280,000 from 259,000 combined with a 1 percent increase to $93.34 in net patient revenues per visit.

    -- Earnings were $0.12 per diluted share for the current quarter as compared to $0.17 for the prior year period. Net income for the quarter was $1.4 million versus $2.1 million.

    -- Clinic operating costs increased to 73.5 percent of net revenues compared to 69.4 percent as average visits per day per clinic decreased to 18.7 from 20.7. A decline in average daily visits for clinics established prior to 2002, plus the start-up of 48 new clinics opened in 2003 (as compared to 40 opened in 2002), were the reasons for the increase in operating cost percentage.

    --  Corporate office cost as a percentage of net revenue rose to
        13.6 percent compared to 12.2 percent. The increase for the recent period was attributable to additional costs associated with salaries, recruitment and relocation costs, severance and increased accounting fees.

    -- Same store visits for clinics opened longer than one year were down approximately 1 percent. This was offset by a 1 percent increase in the net rate per visit such that same store revenues were comparable for the two periods.

    Twelve Months Ended December 2003 vs. Twelve Months Ended December
2002

    -- Net revenues rose 11.4 percent to $105.6 million, from $94.7 million, due to a 10.7 percent increase in patient visits to 1,112,000 and a 1 percent increase in net patient revenues per visit to $92.84.

    -- Earnings decreased to $0.61 per diluted share from $0.67 in the prior year. Net income was $7.3 million as compared to $8.5 million.

    -- Clinic operating costs were 70.7 percent of net revenues for 2003 and 68.1 percent for the prior year. Average daily visits per clinic for the two periods were 19.9 and 22.1, respectively.

    -- Corporate office costs for 2003 were 13.2 percent of net revenues versus 12 percent in 2002.

    -- Same store visits increased 6.7 percent while same store revenue increased 7.6 percent.

    Roy Spradlin, U.S. Physical Therapy's Chief Executive Officer, stated, "In response to the market softness in patient visits nationally, we are working with our clinic directors to strengthen existing and develop new physician, workers' compensation and industrial rehabilitation relationships in order to expand our referral base and drive increased patient visits. On a clinic-by-clinic basis we are evaluating our full and part-time employee and contract labor staffing levels to ensure that costs are in line with revenues. Other initiatives include those designed to improve scheduling efficiencies and lower patient cancellation rates. While we are encouraged by the improvement in recent weeks in referrals and patient visits, it is too early to predict if that trend will result in a return to historic clinic volume levels."
    Larry McAfee, Chief Financial Officer, noted, "U.S. Physical Therapy's cash flow remains strong. Even after internally funding the opening of a record 48 new clinics in 2003, U.S. Physical Therapy's cash and short-term investments balance grew from $7.6 million at the beginning of the year to $16.8 million as of year-end. Cash and investments, net of debt, exceed $14 million. Return on average equity was 19.4% for the year."
    U.S. Physical Therapy's management will host a conference call at 9:30 am Eastern Time, 8:30 am Central Time on Thursday, March 4 to discuss the Company's fourth quarter and year 2003 results. Interested parties may participate in the call by dialing 888-694-4676 or 973-935-8511 approximately 10 minutes before the call is scheduled to begin. To listen to the live call via web-cast, go to the Company's website at www.usph.com at least 15 minutes early to register, download and install any necessary audio software. The conference call will also be archived and can be accessed for approximately 90 days after at this website.
    This press release contains forward-looking statements (often using words such as "believes," "expects," "intends," "plans," "appear," "should" and similar words), which involve numerous risks and uncertainties. Included among such statements are those relating to opening of new clinics, availability of personnel and reimbursement environment. The forward-looking statements are based on the Company's current views and assumptions and the Company's actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

    --  general economic, business, and regulatory conditions;

    --  competition;

    --  payor and reimbursement factors;

    --  federal and state regulations;

    --  availability, terms, and use of capital;

    --  availability of skilled physical and occupational therapists;
        and

    --  weather.

    Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see our other periodic reports filed with the Securities and Exchange Commission for more information on these factors. Management undertakes no obligation to update any forward-looking statement, whether as the result of actual results, changes in assumptions, new information, future events, or otherwise.

    About U.S. Physical Therapy, Inc.

    Founded in 1990, U.S. Physical Therapy, Inc. operates 242 outpatient physical and occupational therapy clinics in 35 states and manages five physical therapy facilities for third parties. The Company's clinics provide post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries, rehabilitation of injured workers and preventative care. Named for three consecutive years in Forbes Magazine's Best 200 Small Companies List, U.S. Physical Therapy is included on the Russell 2000 and Russell 3000 Indexes.

    More information is available at www.usph.com.

    The forward-looking statements in this news release relating to management's expectations and beliefs are based on preliminary information and management assumptions. Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to revenue and earnings expectations, acquisitions, reimbursement rates and coverage, state and national regulatory compliance, the Company's maintenance of above-average quality of its services and products and competitive pressures. Further information regarding factors that could affect the Company's results is included in the Company's filings with the Securities and Exchange Commission.


             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except per share data)

                                      Three Months
                                         Ended          Year Ended
                                      December 31,      December 31,
                                    ---------------- -----------------
                                     2003    2002      2003    2002
                                    ---------------- -----------------
                                      (unaudited)
Net patient revenues                $26,136 $24,026  $103,225 $92,343
Management contract revenues            563     574     2,210   2,284
Other revenues                            6      27       133     112
                                    ---------------- -----------------
Net revenues                         26,705  24,627   105,568  94,739

Clinic operating costs:
Salaries and related costs           13,749  11,868    52,406  44,856
Rent, clinic supplies and other       5,664   4,860    21,266  18,006
Provision for doubtful accounts         221     354       932   1,669
                                    ---------------- -----------------
                                     19,634  17,082    74,604  64,531

Corporate office costs                3,639   2,996    13,967  11,334
                                    ---------------- -----------------

Operating income before
 non-operating expenses               3,432   4,549    16,997  18,874

Interest expense                         48      47       189     214
Minority interests in subsidiary
 limited partnerships                 1,106   1,201     5,025   4,936
                                    ---------------- -----------------

Income before income taxes            2,278   3,301    11,783  13,724
Provision for income taxes              848   1,243     4,452   5,236
                                    ---------------- -----------------

Net income                           $1,430  $2,058    $7,331  $8,488
                                    ================ =================

Basic earnings per common share
 (Note 1)                             $0.13   $0.19     $0.66   $0.77
                                    ================ =================
Diluted earnings per common share
 (Note 1)                             $0.12   $0.17     $0.61   $0.67
                                    ================ =================


             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except per share data)

Note 1: The following table sets forth the computation of basic and diluted earnings per share:

                                          Three Months
                                             Ended       Year Ended
                                          December 31,   December 31,
                                         -------------- --------------
                                          2003   2002    2003   2002
                                         -------------- --------------
                                          (unaudited)
Numerator:
  Net income                             $1,430 $2,058  $7,331 $8,488
                                         -------------- --------------
  Numerator for basic earnings per share  1,430  2,058   7,331  8,488
  Effect of dilutive securities:
  Interest on convertible subordinated
   notes payable                             31     31     123    140
                                         -------------- --------------
  Numerator for diluted earnings per
   share --- income available to common
   stockholders after assumed
   conversions                           $1,461 $2,089  $7,454 $8,628
                                         ============== ==============
Denominator:

  Denominator for basic earnings per
   share --- weighted-average shares     11,245 10,930  11,051 10,975
  Effect of dilutive securities:
  Stock options                             394    903     476  1,226
  Convertible subordinated notes payable    700    700     700    734
                                         -------------- --------------
  Dilutive potential common shares        1,094  1,603   1,176  1,960
                                         -------------- --------------
  Denominator for diluted earnings per
   share --- adjusted weighted-average
   shares and assumed conversions        12,339 12,533  12,227 12,935
                                         ============== ==============

  Basic earnings per common share         $0.13  $0.19   $0.66  $0.77
                                         ============== ==============
  Diluted earnings per common share       $0.12  $0.17   $0.61  $0.67
                                         ============== ==============


             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

                      CONSOLIDATED BALANCE SHEETS
                   (IN THOUSANDS, EXCEPT SHARE DATA)

                                                       DECEMBER 31,
                                                     -----------------
                                                      2003     2002
                                                     -------- --------
ASSETS
Current assets:
  Cash and cash equivalents                          $16,822   $7,610
  Patient accounts receivable, less allowance for
   doubtful accounts of $3,456 and $4,327,
   respectively                                       14,135   13,235
  Accounts receivable -- other                           266      443
  Other current assets                                 1,802    1,307
                                                     -------- --------
          Total current assets                        33,025   22,595
Fixed assets:
  Furniture and equipment                             20,598   17,796
  Leasehold improvements                              10,760    9,310
                                                     -------- --------
                                                      31,358   27,106
  Less accumulated depreciation and amortization      19,550   16,693
                                                     -------- --------
                                                      11,808   10,413
Goodwill, net of amortization of $335                  5,685    5,590
Other assets, net of amortization of $432 and $505,
 respectively                                          1,955    2,435
                                                     -------- --------
                                                     $52,473  $41,033
                                                     ======== ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable -- trade                             $498     $624
  Accrued expenses                                     2,549    2,188
  Estimated third-party payor (Medicare) settlements       -       33
  Notes payable                                           39        4
  Convertible subordinated notes payable               2,333        -
                                                     -------- --------
          Total current liabilities                    5,419    2,849
Notes payable -- long-term portion                        83       17
Other long-term liabilities                              346      273
Convertible subordinated notes payable                     -    2,333
                                                     -------- --------
          Total liabilities                            5,848    5,472
Minority interests in subsidiary limited partnerships  3,278    3,024
Commitments and contingencies
Shareholders' equity:
  Preferred stock, $.01 par value, 500,000 shares
   authorized, no shares issued and outstanding            -        -
  Common stock, $.01 par value, 20,000,000 shares
   authorized, 12,242,577 and 11,818,711 shares
   issued at December 31, 2003 and 2002, respectively    122      118
  Additional paid-in capital                          26,808   23,313
  Retained earnings                                   28,939   21,608
  Treasury stock at cost, 947,100 and 945,300 shares
   held at December 31, 2003 and 2002, respectively  (12,522) (12,502)
                                                     -------- --------
          Total shareholders' equity                  43,347   32,537
                                                     -------- --------
                                                     $52,473  $41,033
                                                     ======== ========

Note 2: Certain prior period amounts have been reclassified for comparison purposes.


             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)

                                       Three Months
                                          Ended         Year Ended
                                       December 31,     December 31,
                                     ---------------- ----------------
                                      2003    2002     2003    2002
                                     ------- -------- ------- --------
Operating activities
  Net income                         $1,430   $2,058  $7,331   $8,488
  Depreciation and amortization         955      810   3,591    2,955
  Minority interest in earnings       1,106    1,201   5,025    4,936
  Provision for doubtful accounts       221      354     932    1,669
  Tax benefit from exercise of
   options                              913      259   2,037    4,228
  Deferred income taxes                (149)    (544)   (602)    (319)
  Other                                  50        -      14        -

  Changes in working capital           (445)    (112)   (796)  (2,433)
                                     ------- -------- ------- --------
      Net cash provided by operating
       activities                     4,081    4,026  17,532   19,524

Investing activities
  Purchase of fixed assets           (1,198)  (1,698) (5,133)  (5,565)
  Purchase of intangibles                 -       (9)    (31)  (1,071)
  Other                                   7        1     136        2
                                     ------- -------- ------- --------
     Net cash used in investing
      activities                     (1,191)  (1,706) (5,028)  (6,634)

Financing activities
  Payment of notes payable              (35)      (4)    (38)    (701)
  Repurchase of common stock              -   (2,691)    (20) (10,512)
  Proceeds from exercise of stock
   options                              326      335   1,462    3,006
  Distributions to minority
   investors                         (1,042)  (1,294) (4,696)  (5,161)
  Other                                   -      (33)      -      (33)
                                     ------- -------- ------- --------
     Net cash used in financing
      activities                       (751)  (3,687) (3,292) (13,401)

         Change in cash and cash
          equivalents                $2,139  $(1,367) $9,212    $(511)
                                     ======= ======== ======= ========

    CONTACT: U.S. Physical Therapy, Inc., Houston
             Roy W. Spradlin or Larry McAfee, 713-297-7000 or
             DRG&E
             Investor Relations:
             Jack Lascar, 713-529-6600